UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(D) Of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported):  February 14, 2014

RADIUS HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53173	80-0145732
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Broadway, 6th Floor

Cambridge, MA 02139

 (Address of principal executive offices) (Zip Code)

(617) 551-4700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On February 14, 2014 (the “Initial Closing Date”), Radius Health, Inc. (the “Company”) entered into a Series B-2 Convertible Preferred Stock and Warrant Purchase Agreement (the “Purchase Agreement”) pursuant to which the Company sold a total of 350,862 shares of the Company’s newly created Series B-2 Convertible Preferred Stock, $0.0001 par value per share (the “Series B-2 Stock”), at an initial closing held on the Initial Closing Date to F2 Bioscience IV L.P., F2 Bio Ventures V L.P. and BB Biotech Ventures II, L.P. and 65,125 shares of Series B-2 Stock to Biotech Growth N.V. at a subsequent closing held on February 19, 2014, in each case at a price of $61.42 per share, for aggregate proceeds to the Company of approximately $26 million.  In connection with the sales, the Company also issued, to the purchasers of such shares of Series B-2 Stock on their respective dates of purchase of such shares, warrants (the “Warrants”) to purchase up to a total of 1,039,969 shares of the Company’s Common Stock, $0.0001 par value per share (the “Common Stock”).  Each Warrant is exercisable at any time prior to the fifth anniversary of its date of issuance at an exercise price of $6.142 per share.  The Purchase Agreement also contemplates the sale and issuance by the Company to one or more additional investors in one or more subsequent closings to occur at any time on or before March 15, 2014, of up to an additional 239,013 shares of Series B-2 Stock and Warrants to purchase up to an additional 597,531 shares of Common Stock.

On the Initial Closing Date, the Company filed with the Office of the Secretary of State of the State of Delaware a Certificate of Designations of Series B-2 Convertible Preferred Stock (the “Series B-2 Certificate”), which established, and set forth the rights, preferences and privileges of, the Series B-2 Stock.  The Series B-2 Certificate provides that, as to dividends (other than with respect to the payment of the Series A-5 Special Accruing Dividend (as defined in the Company’s existing Certificate of Designations of Series A-1 Convertible Preferred Stock, Series A-2 Convertible Preferred Stock, Series A-3 Convertible Preferred Stock, Series A-4 Convertible Preferred Stock, Series A-5 Convertible Preferred Stock and Series A-6 Convertible Preferred Stock filed by the Company with the Office of the Secretary of State of the State of Delaware on May 17, 2011, as amended from time to time (the “Series A-1 Certificate”)), which shall rank senior in payment to any other dividends payable on any and all shares of Series B-2 Stock) and upon Liquidation (as defined in the Series B-2 Certificate) or an Event of Sale (as defined in the Series B-2 Certificate), each share of Series B-2 Stock ranks equally to all shares of Series B Stock (as defined in the Series B-2 Certificate) and senior to all shares of Series A-1 Stock, Series A-2 Stock, Series A-3 Stock, Series A-4 Stock, Series A-5 Stock and Series A-6 Stock (each as defined in the Series B-2 Certificate) and senior to all shares of Common Stock and all other classes or series of stock not authorized by the Series B-2 Certificate, the Company’s Certificate of Designations of Series B Convertible Preferred Stock filed by the Company with the Office of the Secretary of State of the State of Delaware on April 23, 2013, as amended from time to time (the “Series B Certificate”) or the Series A-1 Certificate as of the Initial Closing Date, except as otherwise approved by the affirmative vote or consent of (i) the holders of at least seventy percent (70%) of the outstanding shares of Series B-2 Stock (the “Series B-2 Majority”), (ii) the holders of at least seventy percent (70%) of the outstanding shares of Series B Stock (the “Series B Majority”) and (ii) the Senior Majority (as defined in the Series A-1 Certificate).

Each share of Series B-2 Stock is convertible, at the option of the holder thereof, at any time, into shares of Common Stock at the then prevailing conversion price as determined in the Series B-2 Certificate.  The initial conversion price of the Series B-2 Stock is $6.142, resulting in an initial conversion rate of 10 shares of Common Stock for every 1 share of Series B-2 Stock.  In addition, all shares of Series B-2 Stock will be automatically converted into shares of Common Stock at the then effective conversion price if the Series B-2 Majority elects to so convert the Series B-2 Stock or on the date of the closing of a firm commitment underwritten public offering of shares of Common Stock prior to June 30, 2014 or the listing of the Common Stock on a national securities exchange at any time after such date, in each case pursuant to the provisions of the Series B-2 Certificate.  The conversion price of the Series B-2 Stock is subject to adjustment based on weighted average anti-dilution provisions set forth in the Series B-2 Certificate. The conversion price of the Series B-2 Stock is also subject to adjustment if the public offering price of the Common Stock sold in a firm commitment underwritten public offering of the Common Stock occurring prior to June 30, 2014 is less than the original purchase price of the Series B-2 Stock, in which case the conversion price for the Series B-2 Stock will be adjusted to equal the public offering price for the Common Stock in such public offering.

The holders of shares of Series B-2 Stock are entitled to receive a per share dividend at the rate of eight percent (8%) of the Series B-2 Original Purchase Price (as defined in the Series B-2 Certificate) per annum, compounding annually, and which will accrue on a daily basis, whether or not declared, commencing on the date of issuance of such share of Series B-2 Stock.  Any dividends with respect to the Series B-2 Stock shall be payable, at the sole discretion of the Board of Directors of the Company (the “Board”), in cash or by the issuance of a number of shares of Common Stock determined by the terms of the Series B-2 Certificate, when as and if declared or paid by the Board and, as accrued, on any Liquidation or Event of Sale. Dividends with respect to the Series B-2 Stock are payable in shares of Common Stock (calculated based upon the then effective conversion price), as accrued, upon the conversion of the Series B-2 Stock into Common Stock.

In the event of any Liquidation or Event of Sale, the holders of shares of Series B-2 Stock are entitled to receive a liquidation preference on a pari passu basis with the liquidation preference payable to the holders of shares of Series B Stock and before any other Preferred Stockholders (as defined in the Series B-2 Certificate) or other class or series of stock junior to the Series B-2 Stock in an amount per share equal to the sum of (A) one and one-half (1.5) times the Series B-2 purchase price, plus (B) an amount equal to any declared or accrued but unpaid dividends thereon as described above.

Each share of Series B-2 Stock has the right to that number of votes per share as is equal to the number shares of Common Stock into which such share of Series B-2 Stock is then convertible.

On the Initial Closing Date, the Company also entered into a Fourth Amended and Restated Stockholders’ Agreement (the “Amended Stockholders’ Agreement”) among the Company and its stockholders.  The Amended Stockholders’ Agreement amends and restates that certain Third Amended and Restated Stockholders’ Agreement, dated April 23, 2013, among the Company and the stockholder parties thereto (the “Prior Agreement”).  Together with the Series A-1 Certificate, the Amended Stockholders’ Agreement, provides, among other things, that the stockholder parties thereto agree to vote all shares of the Company’s capital stock held by them, in any vote concerning the election of members of the Board, as follows:

•                  to fix and maintain the number of directors on the Board at eight (8);

•                  for so long as any shares of Series A-1 Stock are outstanding, the holders of a majority of the shares of Series A-1 Stock outstanding, voting as a separate class, have the right to elect two (2) members of the Board;

•                  the G3 Holders (as defined in the Series A-1 Certificate) have the right to elect one (1) member of the Board, which shall be an individual designated by the holders of at least seventy percent (70%) of the Series B Stock and Series B-2 Stock, voting together as a single class and on an as-converted to Common Stock basis, provided, however, that in order to be eligible to vote or consent with respect to the election of such member of the Board, a G3 Holder, together with members of such holder’s Group (as defined in the Amended Stockholders’ Agreement), must hold greater than twenty percent (20%) of the shares of Series A-1 Stock purchased under the Series A-1 Stock Purchase Agreement (as defined in the Series A-1 Certificate) by such G3 Holder and the members of such holder’s Group; and

•                  MPM Capital L.P. has the right to elect one (1) member of the Board by majority vote of the shares of Series A-1 Stock held by MPM Capital L.P.; provided that such member of the Board shall be an individual with particular expertise in the development of pharmaceutical products; and, provided, further, that in order to be eligible to vote or consent with respect to the election of such member of the Board, MPM Capital L.P., together with members of the MPM Group (as defined in the Amended Stockholders’ Agreement), must hold greater than twenty percent (20%) of the shares of Series A-1 Stock purchased under the Series A-1 Stock Purchase Agreement by MPM Capital L.P. and the members of the MPM Group (as defined in the Amended Stockholders’ Agreement).

The balance of the members of the Board are elected by the stockholders of the Company voting on an as-converted to Common Stock basis.

The Amended Stockholders’ Agreement also, among other things:

•                  provides rights for certain stockholders to participate in future equity financings of the Company;

•                  provides for demand and piggyback registration rights for certain stockholders;

•                  sets forth a covenant pursuant to which each stockholder party thereto agrees not to sell, at any time prior to the listing of the Common Stock on a national securities exchange, any shares of the Company’s capital stock for a price that is less than $6.142 per share on an as-converted to Common Stock basis; and

•                  provides rights for certain stockholders to have observers participate in Board meetings.

The foregoing summaries of the Purchase Agreement, Warrants, Amended Stockholders’ Agreement, Series B-2 Certificate, Series B Certificate and Series A-1 Certificate are qualified in their entirety by reference to the full text of such documents, copies of which are filed as Exhibits to this Current Report on Form 8-K (or as Exhibits to other reports filed by the Company with the Securities and Exchange Commission prior to the date hereof) and incorporated by reference herein.

Item 3.02.  Unregistered Sales of Equity Securities.

The foregoing descriptions in Item 1.01 above regarding the shares of Series B-2 Stock and Warrants issued pursuant to the Purchase Agreement are incorporated herein by reference. The shares of Series B-2 Stock and Warrants (and the shares of Common Stock issuable upon conversion or exercise thereof) sold on the Initial Closing Date and on February 19, 2014 pursuant to the Purchase Agreement were issued by the Company under the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder, as they were issued to accredited investors without a view to distribution, and were not issued through any general solicitation or advertisement.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 16, 2014, the Board by unanimous written consent amended and restated the first two sentences of Section 4 of the Company’s 2011 Equity Incentive Plan (as amended, the “Plan”) to read as follows: “At no time shall the number of shares of Stock issued pursuant to or subject to outstanding Awards granted under the Plan exceed the sum of (a) eight million three hundred and eighty thousand and nineteen (8,380,019) shares of Stock, and (b) any shares of Stock which as of the Effective Date are available for issuance under the Prior Plan, or are subject to awards under the Prior Plan which are forfeited or lapse unexercised and which following the Effective Date are not issued under the Prior Plan; subject, however, to the provisions of Section 8 of the Plan.  The maximum number of shares of Stock that may be issued pursuant to or subject to outstanding Awards, including Incentive Options, is nine million seven hundred thousand (9,700,000) (subject to the provisions of Section 8 of the Plan).”

A copy of the Plan, as so amended, is filed as an Exhibit to this Current Report on Form 8-K.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

As referenced in Item 1.01 above, the Company filed the Series B-2 Certificate with the Office of the Secretary of State of the State of Delaware on the Initial Closing Date.  The Series B-2 Certificate amends the Company’s certificate of incorporation to authorize the Series B-2 Stock.  The Series B-2 Certificate sets forth the rights, preferences and privileges of the Series B-2 Stock, which are summarized in Item 1.01 above and incorporated herein by reference to Item 1.01 above and to the Series B-2 Certificate filed as an Exhibit to this Current Report on Form 8-K.

On February 16, 2014, the Board by unanimous written consent amended and restated the second sentence of Article II, Section 2 of the Company’s By-laws to read as follows: “Except as otherwise provided by law, the Certificate of Incorporation or these by-laws, the property and business of the Company shall be managed by or under the direction of a board of not less than one (1) nor more than eight (8) directors.”  A copy of the Company’s By-laws, as so amended, is filed as an Exhibit to this Current Report on Form 8-K.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On February 14, 2014, the holders of 699,697 shares of Series A-1 Stock, 715,273 shares of Series A-2 Stock, 142,227 shares of Series A-3 Stock and 618,691 shares of Series B Stock, which represent approximately seventy-five percent (75%) of the Series A-1 Stock, Series A-2 Stock and Series A-3 Stock, voting together as a single class, and approximately eighty-eight percent (88%) of the Series B Stock, thereby constituting the Senior Majority (as defined in the Series A-1 Certificate), the Required Investor Majority (as defined in the Series B Certificate) and the Majority Investors (as defined in the Prior Agreement), approved, by written consent, the Series B-2 Certificate, the Amended Stockholders’ Agreement and the waiver of certain provisions of the Series B Certificate, the Series A-1 Certificate and the Prior Agreement.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

See the Exhibit Index, which immediately follows the signature page hereof and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 21, 2014

Radius Health, Inc.

By:	/s/ B. Nicholas Harvey
Name: B. Nicholas Harvey
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

3.1

Certificate of Incorporation, as amended, including the Certificate of Designations of Series A-1 Convertible Preferred Stock, Series A-2 Convertible Preferred Stock, Series A-3 Convertible Preferred Stock, Series A-4 Convertible Preferred Stock, Series A-5 Convertible Preferred Stock and Series A-6 Convertible Preferred Stock filed by the Company with the Office of the Secretary of State of the State of Delaware on May 17, 2011, as amended, the Certificate of Designations of Series B Convertible Preferred Stock filed by the Company with the Office of the Secretary of State of the State of Delaware on April 23, 2013 and the Certificate of Designations of Series B-2 Convertible Preferred Stock filed by the Company with the Office of the Secretary of State of the State of Delaware on February 14, 2014

3.2	By-laws, as amended

4.1	Fourth Amended and Restated Stockholders’ Agreement, dated February 14, 2014, by and among the Company and the stockholders party thereto

10.1	Series B-2 Convertible Preferred Stock and Warrant Purchase Agreement, dated February 14, 2014, by and among the Company and the Investors listed therein

10.2	Form of Warrant to Purchase Shares of Common Stock issued by the Company to certain investors and attached schedule with details

10.3	Radius Health, Inc. 2011 Equity Incentive Plan, as amended